UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2009

VeruTEK Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-130394	06-1828817
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 West Dudley Town Road, Suite 100 Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 242-9800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

 On February 3, 2009, VeruTEK Technologies, Inc., a Nevada corporation (“VeruTEK Nevada”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VeruTEK Technologies, Inc., a Delaware corporation and wholly owned subsidiary of VeruTEK Nevada (“VeruTEK Delaware”), whereby VeruTEK Nevada has agreed to merge with and into VeruTEK Delaware in order to effect the reincorporation of VeruTEK Nevada from the State of Nevada to the State of Delaware (the “Reincorporation”).  Among other things, the Reincorporation is intended to allow the surviving corporation to take advantage of the greater predictability and flexibility afforded by Delaware’s corporate laws and its extensive and established case law.

As a result of the Reincorporation, (1) VeruTEK Nevada will cease to exist and VeruTEK Delaware will be the surviving corporation, (2) each outstanding share of VeruTEK Nevada common stock, par value $0.001 per share (“Nevada Common Stock”), will convert into one share of VeruTEK Delaware common stock, par value $0.001 per share (“Delaware Common Stock”), (3) each outstanding share of Delaware Common Stock held by VeruTEK Nevada will be cancelled and retired, (4) each outstanding option to acquire shares of Nevada Common Stock will be converted into and became an equivalent option to acquire, upon the same terms and conditions, the number of shares of Delaware Common Stock that is equal to the number of shares of Nevada Common Stock that an optionee would have received had an optionee exercised such option in full immediately before the effective time of the Reincorporation, (5) all other rights to acquire shares of Nevada Common Stock will be converted into the right to acquire, upon the same terms and conditions, the number of shares of Delaware Common Stock that is equal to the number of shares of Nevada Common Stock that the holder would have received had the holder exercised such right in full immediately before the effective time of the Reincorporation, and (6) VeruTEK Delaware will succeed to, assume and acquire all of the rights, privileges, debts, liabilities, obligations, duties, powers and property of VeruTEK Nevada.  The charter and by-laws of VeruTEK Delaware will become the governing documents of the surviving corporation.  In addition, the directors and officers of VeruTEK Nevada immediately prior to the effective time of the Reincorporation will become the directors and officers of the surviving corporation.

The closing of the Reincorporation is subject to no stockholders of VeruTEK Nevada exercising dissenters’ rights in connection with the Reincorporation.  Presuming that no such dissenters’ rights are exercised, VeruTEK Nevada’s current plan is for the Reincorporation to be consummated shortly after the filing of a Form 15 with the Securities and Exchange Commission to voluntarily suspend VeruTEK Nevada’s duty to file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended.  VeruTEK Nevada’s current plan is to file the Form 15 on or about March 31, 2009 following the filing of its Form 10-K for the fiscal year ended December 31, 2008; however, the timing of the filing of the Form 15 will continue to be evaluated by the Board of Directors of VeruTEK Nevada and may be delayed at any time and for any amount of time, including indefinitely, in the sole discretion of the Board of Directors.

Item 9.01.                      Financial Statements and Exhibits

(d)		Exhibits
	2.1	Agreement and Plan of Merger, dated as of February 3, 2009, between VeruTEK Technologies, Inc., a Nevada corporation, and VeruTEK Technologies, Inc., a Delaware corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeruTEK Technologies, Inc.

Date: February 5, 2009	By:	/s/ John Collins
John Collins
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 3, 2009, between VeruTEK Technologies, Inc., a Nevada corporation, and VeruTEK Technologies, Inc., a Delaware corporation

4